FOR IMMEDIATE RELEASE

Media & Investor Relations Contact:
John N. Hatsopoulos
781.622.1120
john.hatsopoulos@tecogen.com

Tecogen and American DG Energy Commence Mailing of Definitive Proxy Statement/Prospectus

WALTHAM, Mass., April 28, 2017 /PRNewswire/ -- Tecogen, Inc. (Nasdaq: TGEN) and American DG Energy Inc. (NYSE: ADGE) today announce that April 27, 2017 each of them has commenced the mailing of their respective Notice of Special Meeting and definitive proxy statement/prospectus in connection with the merger of TGEN and ADGE.
As previously disclosed, stockholders of record of TGEN and ADGE at the close of business on April 24, 2017, will be entitled to vote by proxy or in person at the special meeting of TGEN and ADGE, respectively. The TGEN special meeting will be held at TGEN’s principal executive offices at 45 First Avenue, Waltham, Massachusetts 02451, on Thursday, May 18, 2017, at 11:00 a.m. The ADGE special meeting will be held at ADGE’s principal executive offices at 45 First Avenue, Waltham, Massachusetts 02451, on Thursday, May 18, 2017, at 1:00 p.m.
Completion of the merger is subject to certain conditions, including approval by the stockholders of TGEN and ADGE, and other customary closing conditions.
Cautionary Statements Regarding Forward Looking Information
This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. The forward looking statements are subject to various known and unknown risks, uncertainties and other factors. Words such as “believes,” “expects,” “anticipates,” “estimates,” “plans” or similar expressions, or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “would,” “could,” “may” or variations of such words and similar expressions are intended to identify such forward looking statements, which are not statements of historical fact or guarantees or be assurances of future performance. However, the absence of these words or similar expressions does not mean that a statement is not forward looking. Although the TGEN and ADGE believe that the forward looking statements are based on reasonable assumptions, the expected results may not be achieved, and actual results may differ materially from expectations. For example, this press release states the date that each of TGEN and ADGE expect to hold its special meeting. These dates could change or be delayed.
You should not rely upon forward looking statements except as statements of TGEN’s and ADGE’s present intentions and present expectations, which may or may not occur. You should read these cautionary statements as being applicable to all forward looking statements wherever they appear. Except as required by law, the neither TGEN nor ADGE undertakes any obligation to release publicly the result of any revision to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures TGEN and ADGE have made in their filings with the Securities and Exchange Commission (the “SEC”), including the sections captioned "Risk Factors" and "Cautionary Note Regarding Forward Looking Statements" in the TGEN’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 23, 2017 and ADGE’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 21, 2017.

No Offer or Solicitation
This press release is neither an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.
Additional Information
This press release is being made in respect of the proposed merger transaction involving TGEN, ADGE and Tecogen. ADGE Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of TGEN. In connection with the proposed merger transaction, TGEN filed a registration statement on Form S-4 with the SEC (Registration Statement No. 333-215231) which was declared effective by the SEC on April 12, 2017. TGEN and ADGE have filed a joint proxy statement/prospectus and will file other relevant documents concerning the proposed merger with the SEC. TGEN and ADGE began mailing the definitive joint proxy statement/prospectus to their respective security holders on April 27, 2017. The definitive joint proxy statement/prospectus, dated as of April 27, 2017, contains important information about TGEN, ADGE, the proposed merger and related matters. BEFORE MAKING ANY VOTING DECISION, THE TGEN’S STOCKHOLDERS AND ADGE’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Stockholders will be able to obtain, without charge, a copy of the definitive proxy statement/prospectus (when available) and other documents that TGEN and ADGE file with the SEC from the SEC's website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents are also available, without charge, by directing a request by mail or telephone to (781) 466-6400 for TGEN or (781) 522-6000 for ADGE, or from each of their websites, www.tecogen.com or www.americandg.com, respectively.